NYNEX CAPITAL FUNDING COMPANY

           $1,500,000,000 Medium-Term Notes, Series B
                     Due Nine Months or More
                       From Date of Issue

                    Selling Agency Agreement


                                                    March 3, 1994
                                               New York, New York



Lehman Brothers
Lehman Brothers Inc. (including Lehman
 Special Securities Inc.)
3 World Financial Center, 12th Floor
New York, NY 10285-1200

J.P. Morgan Securities Inc.
60 Wall Street
Third Floor
New York, NY 10260-0060

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, NY 10020

Salomon Brothers Inc
Seven World Trade Center
New York, NY 10048

Dear Sirs:

          NYNEX Capital Funding Company, a Delaware corporation (the "Company"), and NYNEX Corporation, a Delaware corporation (the "Guarantor"), confirm their agreement with each of you with respect to the issue and sale by the Company of its Medium-Term Notes, Series B, Due Nine Months or More From Date of Issue (the "Notes") in an aggregate amount sufficient to result in gross proceeds to the Company of up to U.S. $1,500,000,000 or the equivalent thereof in other currencies or composite currencies, subject to reduction as a result of the concurrent sale of other debt securities of the Company. The Notes will be issued under an Indenture dated as of April 1, 1990 from the Company and the Guarantor to The Bank of New York, as trustee (the "Trustee"), as amended by a First Supplemental Indenture dated as of March 3, 1994 (as so amended, the "Indenture"). The Notes will be issued in denominations of U.S. $1,000 or any integral multiple of U.S. $1,000 or, in the case of Notes denominated in other currencies or composite currencies, including the European Currency Unit, in the denominations set forth in a supplement to the Prospectus referred to below, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and, in the case of Notes sold pursuant to Section 2(a), the Medium-Term Notes, Series B, Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Notes will be unconditionally guaranteed (the "Guarantees") as to payment of principal, premium, if any, and interest by the Guarantor. The Procedures may only be amended by written agreement of the Company, the Guarantor and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you (including, in the case of Lehman Brothers Inc., its affiliate Lehman Special Securities Inc.) acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to
Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

          1. Representations and Warranties. The Company and the Guarantor each represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Agreement are defined in paragraph (d) of this Section 1.

          (a)  The Company and the Guarantor meet the
     requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and have filed with the Securities and Exchange Commission (the "Commission") registration statements on such Form (File Numbers: 33-34401, 33-34401-01, 33-51147 and 33-51147-01), including a basic prospectus, which have become effective, for the registration under the Act of debt securities (the "Securities"), including the Notes, in an aggregate amount sufficient to result in gross proceeds to the Company of up to U.S. $1,500,000,000 or the equivalent thereof in other currencies or composite currencies, subject to reduction as a result of the concurrent sale of other debt securities of the Company, and related Guarantees. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The Company and the Guarantor have included in such registration statements, or have filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statements relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes, the Company and the Guarantor propose to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

          (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined by Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and
     (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by any of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute the legally binding obligation of each of the Company and the Guarantor and such Notes and the related Guarantees will have been validly authorized and, when such Notes are paid for by the purchasers thereof, such Notes and such Guarantees will be validly issued and outstanding, and will constitute legally binding obligations of the Company and the Guarantor, respectively, entitled to the benefits of the Indenture.

          (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean the date that each registration statement referred to in paragraph (a) above or, if any post-effective amendment thereto shall have been filed, the date that the last such post-effective amendment became or becomes effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean, collectively, the registration statements (File Nos. 33-34401, 33-34401-01, 33-51147 and 33-51147-01) referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

          (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of at least twelve hours prior notice from the Company pursuant to this paragraph (a), the Agents will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitations may be resumed.

          The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

          Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any additional agent other than an Agent, unless, such additional agent becomes a party to this Agreement or a substantially similar agreement upon the same terms and conditions (including commissions) then in effect under this Agreement, with respect to the original Agents hereunder.

          (b) Subject to the terms and conditions stated herein, whenever the Company shall sell Notes directly to one of you as Purchaser, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and such Purchaser, any supplemental agreement (herein referred to as a "Terms Agreement") relating thereto between the Company and the Purchaser. Each such Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which shall be substantially in the form of Exhibit B or (ii) an oral agreement between such Agent and the Company, confirmed in writing by such Agent to the Company. The Purchaser's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the Closing Date for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, and the letter from the Company's independent public accountants, pursuant to Section 6(b). Such Terms Agreement shall also specify the period of time referred to in Section 4(m).

          Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchaser as set forth in the respective Terms Agreement, not later than the Closing Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the respective Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Supplement to the Prospectus, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.

          3.   Offering and Sale of Notes.  Each Agent and the
Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4. Agreements. The Company and the Guarantor agree with you that:

          (a) Prior to the termination of the offering of the Notes, the Company and the Guarantor will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities (other than the Notes) unless the Company and the Guarantor have furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company and the Guarantor will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company and the Guarantor will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will (i) notify each of you to suspend solicitations of offers to purchase Notes (and, if so notified by the Company and the Guarantor, each of you shall (notwithstanding the provisions of paragraph
     (a) of Section 2) immediately suspend such solicitations and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Guarantor, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Guarantor makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Guarantor proposes to describe, in a document filed pursuant to the Exchange Act, the Guarantor will furnish to each of you the information contained or to be contained in such announcement. The Guarantor also will furnish to each of you copies of all other press releases or announcements to the general public. The Guarantor will immediately notify each of you of any downgrading in the rating of the Notes or any other debt securities of the Company or the Guarantor, or any public announcement that the rating of the Notes or any other debt securities of the Company or the Guarantor is under consideration for possible downgrade by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), as soon as the Guarantor learns of any such downgrading or public announcement.

          (d) As soon as practicable, the Guarantor will make generally available to its security holders and to each of you an earnings statement or statements of the Guarantor and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company and the Guarantor will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

          (g) The Company and the Guarantor, as the case may be, shall furnish to each of you such information, documents, certificates of officers of the Company and the Guarantor and opinions of counsel for the Company and the Guarantor relating to the business, operations and affairs of the Company and the Guarantor, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, the Guarantees, this Agreement, the Procedures and the performance by the Company, the Guarantor and you of their and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

          (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you on a monthly basis for all out-of-pocket expenses (including without limitation advertising expenses) incurred by you in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company and the Guarantor that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

          (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other terms of any Notes sold pursuant hereto), the Guarantor will deliver or cause to be delivered promptly to each of you a certificate of the Guarantor, signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and a financial or accounting officer of the Guarantor (which signatories shall not be employed in the same department), dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Guarantor were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

          (k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of each of the Company and the Guarantor satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the opinions referred to in Section 5(b) and 5(c) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Guarantor shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(g) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Guarantor's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

          (m) During the period, if any, specified in any Terms Agreement, without the prior consent of the Purchaser thereunder, (i) neither the Company, the Guarantor nor any subsidiary of the Guarantor which has entered into a support agreement with the Guarantor shall issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper and (ii) the Guarantor shall not issue any guarantees of such debt securities of the Company or of any other subsidiary of the Guarantor, other than the Guarantees related to the Notes.

          5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of the General Counsel or Counsel-Corporate Law of the Guarantor, dated the Execution Time, to the effect that:

               (i) The Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

              (ii)  The Guarantor is duly qualified to do
          business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon
          it), and has all power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus;

             (iii)  The Indenture has been duly authorized,
          executed and delivered by the Guarantor and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Company and the Trustee, constitutes a valid and legally binding instrument of the Guarantor enforceable in accordance with its terms;

              (iv) The Guarantees relating to the Notes have been duly authorized by the Guarantor and, when the terms of the Notes and of their issue and sale have been duly established in accordance with this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Notes have been duly executed by the Company and duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms and entitled to the benefits of the Indenture;

               (v)  The Guarantor's authorized equity
          capitalization is as set forth in the Prospectus; and the statements made in the Prospectus under the captions "Description of Debt Securities and Guarantees" and "Description of Notes" (or comparable captions), insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the forms of such documents in all material respects;

              (vi) The Registration Statement is effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or threatened by the Commission;

             (vii) No order issued by the Commission directed to any document incorporated by reference in the Prospectus has been issued and, to the knowledge of such counsel, no challenge has been made by the Commission to the accuracy or adequacy of any such document;

            (viii) Such counsel does not know of any litigation or any governmental proceeding pending or threatened
          (A) against the Guarantor which would impair the performance by the Guarantor of its obligations under this Agreement or (B) against the Guarantor or any of its telephone subsidiaries which is required to be disclosed in the Prospectus (including the documents incorporated by reference therein) which is not disclosed and correctly summarized therein;

              (ix) To the best of such counsel's knowledge, the Guarantor is not in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument;

               (x) This Agreement has been duly authorized, executed and delivered by the Guarantor;

              (xi) The execution, delivery and performance of this Agreement and the Guarantees and compliance by the Guarantor with the provisions of the Guarantees and the Indenture will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Guarantor pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel, or result in a violation of the corporate charter or by-laws of the Guarantor or any order, rule or regulation, known to such counsel, of any court or governmental agency having jurisdiction over the Guarantor or its property; and

             (xii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such other approvals (specified in such opinion) as have been obtained.

          In giving such opinion, such counsel need not express any opinion regarding any order, consent or other authorization or approval which may be legally required pursuant to any state securities law.

          Such counsel may state that the opinions set forth in paragraphs (iii) and (iv) above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          Such opinion shall also state that each registration statement referred to in paragraph (a) of Section 1 and the Prospectus, as of, in the case of each registration statement, their respective Effective Dates and, in the case of the Prospectus, its issue date, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts (except that no opinion need be expressed as to the financial statements and other financial data contained therein) and each document incorporated by reference in the Prospectus as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements and other financial data contained therein).

          Such opinion shall also contain a statement that such counsel has no reason to believe that (i) each registration statement referred to in paragraph (a) of Section 1, on the date it became effective (or, with respect to any such registration statement, if the Guarantor has filed an Annual Report on Form 10-K or post-effective amendment to such registration statement, since its effective date, the date of the Guarantor's most recent Annual Report on Form 10-K or the effective date of the last such post-effective amendment, as the case may be,), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that no belief need be expressed as to the financial statements and other financial data contained therein), or (ii) the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no belief need be expressed as to the financial statements and other financial data contained therein).

          Such opinion shall also contain such statements as to the ownership of, and other matters relating to, the outstanding capital stock of the Guarantor's subsidiaries as may be requested by the Agents.

          In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (ii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Guarantor and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

          In rendering the opinion set forth in paragraphs (iv),
     (xi) and (xii) above, such counsel may assume that under the laws of any country in whose currency (or whose currency is a component currency of a composite currency in which) any Notes are denominated or payable, if other than U.S. dollars, or of any governmental authority having jurisdiction over any composite currency, no consent, approval, authorization or order of, or filing with, any governmental agency or body or court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of such Notes by the Company, and the issuance or sale of such Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court. Such counsel may also note that (i) a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in U.S. dollars, provided that such counsel may state that such counsel expresses no opinion as to the rate of exchange such court would apply.

          (c) The Company shall have furnished to each Agent the opinion of Counsel-Corporate Law of the Guarantor, dated the Execution Time, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

              (ii) The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company), and has all power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus;

             (iii) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authentication, execution and delivery by the Guarantor and the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms;

              (iv) The Notes have been duly authorized by the Company and, when the terms of the Notes and of their issue and sale have been duly established in accordance with this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Notes have been duly executed by the Company and duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture;

               (v)  The Company's authorized equity
          capitalization is as set forth in the Prospectus; and the statements made in each Prospectus under the captions "Description of Debt Securities and Guarantees" and "Description of Notes" (or comparable captions), insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the forms of such documents in all material respects (subject to the insertion in the Notes of the maturity dates, the interest rates and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by the fourth sentence of Section 1(a) of this Agreement);

              (vi) The Registration Statement is effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or threatened by the Commission;

             (vii) such counsel does not know of any litigation or any governmental proceeding pending or threatened against the Company which would impair the performance by the Company of its obligations under this Agreement or is required to be disclosed in the Prospectus (including the documents incorporated by reference therein) which is not disclosed and correctly summarized therein;

            (viii) To the best of such counsel's knowledge, the Company is not in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument;

              (ix) This Agreement has been duly authorized, executed and delivered by the Company;

               (x) The execution, delivery and performance of this Agreement and the Notes and compliance by the Company with the provisions of the Notes and the Indenture will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel, or result in a violation of the corporate charter or by-laws of the Company or any order, rule or regulation, known to such counsel, of any court or governmental agency having jurisdiction over the Company or its property; and

              (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such other approvals (specified in such opinion) as have been obtained.

          In giving such opinion, such counsel need not express any opinion regarding any order, consent or other authorization or approval which may be legally required pursuant to any state securities law.

          Such counsel may state that the opinions set forth in paragraphs (iii) and (iv) above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          Such opinion shall also state that each registration statement referred to in paragraph (a) of Section 1 and the Prospectus, as of, in the case of each registration statement, their respective Effective Dates and, in the case of the Prospectus, its issue date, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts (except that no opinion need be expressed as to the financial statements and other financial data contained therein) and each document incorporated by reference in the Prospectus as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements and other financial data contained therein).

          Such opinion shall also contain a statement that such counsel has no reason to believe that (i) each registration statement referred to in paragraph (a) of Section 1, on the date it became effective (or, with respect to any such registration statement, if the Guarantor has filed an Annual Report on Form 10-K or post-effective amendment to such registration statement, since its effective date, the date of the Guarantor's most recent Annual Report on Form 10-K or the effective date of the last such post-effective amendment, as the case may be), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that no belief need be expressed as to the financial statements and other financial data contained therein), or (ii) the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no belief need be expressed as to the financial statements and other financial data contained therein).

          In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (ii) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the date such opinion is rendered.

          In rendering the opinion set forth in paragraphs (iv),
     (x) and (xi) above, such counsel may assume that under the laws of any country in whose currency (or whose currency is a component currency of a composite currency in which) any Notes are denominated or payable, if other than U.S. dollars, or of any governmental authority having jurisdiction over any composite currency, no consent, approval, authorization or order of, or filing with, any governmental agency or body or court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of such Notes by the Company, and the issuance or sale of such Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court. Such counsel may also note that (i) a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in U.S. dollars, provided that such counsel may state that such counsel expresses no opinion as to the rate of exchange such court would apply.

          (d) Each Agent shall have received from Simpson Thacher & Bartlett, counsel for the Agents, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto), including confirming the accuracy in all material respects of the description of certain United States federal income tax consequences appearing under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus, and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Guarantor shall have furnished to each Agent a certificate, signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and a financial or accounting officer of the Guarantor (which signatories shall not be employed in the same department), dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Guarantor in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Guarantor, threatened; and

             (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Guarantor and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f) The Company shall have furnished to each Agent a certificate, signed by the Chairman of the Board, the President or a Vice President and a financial or accounting officer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

             (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (g) At the Execution Time, Coopers & Lybrand shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, in form and substance satisfactory to the Agents and subject to compliance with the requirements of Statement on Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants and covering such specified financial statement items as the Agents may reasonably request.

          (h) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section
5 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Agents, at 425 Lexington Avenue, New York, New
York, on the date hereof.

          6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company and the Guarantor of all covenants and agreements herein contained on their part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) certificates of the Company and the Guarantor, dated as of the Closing Date, to the effect set forth in Sections 5(e) and (f) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of the General Counsel or Counsel-Corporate Law of the Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b); (iii) the opinion of Counsel-Corporate Law of the Guarantor, dated as of the Closing Date to the effect set forth in Section 5(c); (iv) the opinion of Simpson Thacher & Bartlett, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (v) letter of Coopers & Lybrand, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(g).

          (c) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Guarantor in writing or by telephone or telegraph confirmed in writing.

          7. Right of Person Who Agreed to Purchase to Refuse to Purchase. The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if
(a) at the Closing Date therefor, any condition set forth in
Section 5 or 6, as applicable, shall not be satisfied, (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Guarantor and its subsidiaries taken as a whole shall have occurred the effect of which is, in the reasonable judgment of the Purchaser or the Agent which presented the offer to purchase such Note, as applicable, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note or (c) subsequent to the agreement to purchase such Note, there shall have been any downgrading in the rating of any debt securities of the Company or the Guarantor, or any public announcement that the rating of any debt securities of the Company or the Guarantor is under consideration for possible downgrade by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act).

          8.   Indemnification and Contribution.   (a)  The
Company agrees to indemnify and hold harmless each of you and each person who controls any of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any of you for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of any of you (or any person controlling any of you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each of you agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to that one of you furnished to the Company by that one of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in the last paragraph of the cover page, and under the heading "Plan of Distribution", of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause
(i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this
Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and each of you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and any of you may be subject in such proportion so that each of you is responsible for that portion represented by the percentage that the aggregate commissions received by that one of you pursuant to
Section 2 in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by that one of you if such commissions had been payable), bears to the aggregate principal amount of such Notes sold and the Company is responsible for the balance; provided, however, that (y) in no case shall any of you be responsible for any amount in excess of the commissions received by that one of you in connection with the Notes from which such losses, claims, damages and liabilities arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by that one of you if such commissions had been payable) and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any one of you or by any one of you insofar as this Agreement relates to that one of you, by giving written notice of such termination to that one of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other parties hereto, except as provided in the fourth paragraph of
Section 2(a), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation
Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for Notes to be purchased thereunder, if prior to such time (i) trading in the Guarantor's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets or the United States is such as to make it, in the reasonable judgment of the Purchaser, impracticable to market such Notes.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor or their respective officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company and the Guarantor or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule II hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1113 Westchester Avenue, White Plains, New York 10604, attention of the Chairman of the Board or President, with a copy to the Guarantor at 1113 Westchester Avenue, White Plains, New York 10604, attention of the Treasurer.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and you.

                              Very truly yours,

                              NYNEX CAPITAL FUNDING COMPANY

                              By:
                                   _________________________
                                   President


                              NYNEX CORPORATION

                              By:
                                   _________________________
                                   Vice President Secretary
                                     and Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

LEHMAN BROTHERS INC.

By:
     _________________________
     Name:
     Title:

J.P. MORGAN SECURITIES INC.

By:
     _________________________
     Name:
     Title:

MORGAN STANLEY & CO. INCORPORATED

By:
     _________________________
     Name:
     Title:


SALOMON BROTHERS INC

By:
     _________________________
     Name:
     Title:

                           SCHEDULE I


Commissions:

          The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

      Term                       Commission Rate

From 9 months to
less than 1 year                      .125%

From 1 year to
less than 18 months                   .150%

From 18 months to
less than 2 years                     .200%

From 2 years to
less than 3 years                     .250%

From 3 years to
less than 4 years                     .350%

From 4 years to
less than 5 years                     .450%

From 5 years to
less than 6 years                     .500%

From 6 years to
less than 7 years                     .550%

From 7 years to
less than 10 years                    .600%

From 10 years to
less than 15 years                    .625%

From 15 years to
less than 20 years                    .700%

From 20 years to
less than 30 years                    .750%

30 years or more       To be negotiated at the time of
                       issuance.



          Unless otherwise specified in the applicable Terms
Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

                           SCHEDULE II

Address for Notice to you:

          Notices to Lehman Brothers Inc. (including Lehman
Special Securities Inc.) shall be directed to it at 3 World
Financial Center, 12th Floor, New York, NY 10285-1200, Attention:
Medium-Term Note Department.

          Notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, Third Floor, New York, NY
10260-0060, Attention: Medium-Term Note Desk.

          Notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1221 Avenue of the Americas, New York, NY 10020, Attention: Manager, Continuously Offered Products; with a copy to Morgan Stanley & Co. Incorporated at 1251 Avenue of the Americas, 28th Floor, New York, NY 10020, Attention: Peter Cooper.

          Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, NY 10048, Attention:
Medium-Term Note Department.

                                                       EXHIBIT A

                  NYNEX CAPITAL FUNDING COMPANY

     Medium-Term Notes, Series B, Administrative Procedures
                          March 3, 1994


          The Medium-Term Notes, Series B, Due Nine Months or More from Date of Issue (the "Notes") of NYNEX Capital Funding Company (the "Company") are to be offered on a continuing basis. Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Special Securities Inc.), J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, as agents (each an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement among the Company, NYNEX Corporation and the Agents dated the date hereof (the "Agency Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under the Indenture dated as of April 1, 1990 from the Company and NYNEX Corporation to The Bank of New York, as trustee (hereinafter the "Trustee" shall refer to The Bank of New York in each capacity other than as agent for The Depository Trust Company), as amended by a First Supplemental Indenture dated as of March 3, 1994 (as so amended, the "Indenture"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by NYNEX Corporation.

          Each Note will be represented by either a Global Security (as defined hereinafter) delivered to The Bank of New York, as agent (in such capacity, "BoNY") for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a Person designated by such holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes," "Fixed Rate Book-Entry Notes" or "Fixed Rate Certificated Notes." Notes for which amounts in respect of interest and principal due thereon shall be payable over the life of the Notes according to an amortization schedule are referred to herein as "Amortizing Notes," "Amortizing Book-Entry Notes" or "Amortizing Certificated Notes." Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes", "Floating Rate Book-Entry Notes" or "Floating Rate Certificated Notes." To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                             PART I

                  Administrative Procedures for
                        Book-Entry Notes

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, BoNY will perform the custodial functions and the Trustee will perform the document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:

On any date of settlement (as defined
under "Settlement" below) for one or more
Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a
"Global Security") representing up to
$150,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest
Payment Dates, Regular Record Dates,
redemption provisions, if any, Stated
Maturity, and, in the case of Fixed Rate
Notes, interest rate and amortization
provisions, if any, or, in the case of
Floating Rate Notes, provisions relating to interest (collectively, the "Terms"). Each
Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global
Securities, with respect to the Global
Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global
Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification
Numbers:

The Company or the Trustee has arranged
with the CUSIP Service Bureau of
Standard & Poor's Corporation (the "CUSIP
Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The Trustee, the Company and DTC have obtained from the CUSIP
Service Bureau a written list of such
reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement
Procedure "B."  DTC will notify the CUSIP
Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
Securities, the Trustee will obtain a new list of 900 CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Trustee shall deliver a list of such additional CUSIP numbers to DTC.

Registration:

Global Securities will be issued only in fully registered form without coupons. Each
Global Security will be registered in the name of CEDE & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner
(or such Participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Note will be
accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in
DTC) acting on behalf of beneficial
transferors and transferees of such Note.

Exchanges:

The Trustee may deliver to DTC and the
CUSIP Service Bureau at any time a
written notice of consolidation (a copy
of which shall be attached to the
resulting Global Security described
below) specifying (i) the CUSIP numbers
of two or more Outstanding Global
Securities that represent (A) Fixed Rate
Book-Entry Notes having the same Terms
and for which interest has been paid to
the same date or (B) Floating Rate
Book-Entry Notes having the same Terms
and for which interest has been paid to
the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement
Global Security. Upon receipt of such a notice, DTC will send to its participants
(including the Trustee) a written
reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global
Securities for a single Global Security
bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $150,000,000 of principal amount of the exchanged Global Securities and an additional
Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see
"Denominations" below).

Maturities:

Each Book-Entry Note will mature on a date not less than nine months after the settlement date for such Note.

Denominations:

Book-Entry Notes will be issued in
principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more
Book-Entry Notes having an aggregate
principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $150,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry
Note or Notes. In such a case, each of the Global Securities representing such
Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

General.  Interest, if any, on each
Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing
Supplement.  Unless otherwise specified
therein, interest payments on a Fixed Rate
Book-Entry Note shall be the amount of
interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be; provided that, if an Interest Payment Date or the maturity date of a Fixed Rate Note that would otherwise fall on a day that is not a Business Day is postponed or changed, the interest payable on such date shall accrue to, but exclude, the date that would have been the Interest
Payment Date or maturity date had it been a Business Day. Unless otherwise specified therein, interest payments on a Floating Rate
Book-Entry Note (except a Floating Rate Note on which interest is reset daily or weekly) shall be the amount of interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be;
provided that, if the maturity date of such a Floating Rate Book-Entry Note that would otherwise fall on a day that is not a Business Day is postponed or changed, the interest payable on such date shall accrue to, but exclude, the date that would have been the maturity date had it been a Business
Day.  In the case of a Floating Rate Book-
Entry Note on which interest is reset daily or weekly, interest payments shall be, unless otherwise specified therein, the amount of interest accrued from and including the Original Issue Date or from and including the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at maturity, the interest payable shall include interest accrued to, but excluding, the maturity date. Interest payable at the Stated Maturity of a Book-Entry Note or upon earlier redemption or repayment will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's
Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate
(daily or weekly) bond report published by Standard & Poor's Corporation.

Regular Record Dates.  Unless otherwise
specified in the Note, the Regular Record
Date with respect to any Interest Payment
Date shall be the date fifteen calendar days immediately preceding such Interest Payment
Date.

Interest Payment Dates on Fixed Rate
Book-Entry Notes. Unless otherwise specified in the Note, interest payments on Fixed Rate
Book-Entry Notes (other than Amortizing Book-
Entry Notes) will be made semiannually on March 15 and September 15 of each year and at maturity. Principal and interest payments on Amortizing Book-Entry Notes will be made semiannually on March 15 and September 15 of each year or quarterly on March 15, June 15, September 15 and December 15 of each year and at maturity. Notwithstanding the foregoing,
(i) if an Interest Payment Date for a Fixed
Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Fixed Rate Book-Entry Note, such
Interest Payment Date will be postponed to the next day that is a Business Day with respect to such Fixed Rate Book-Entry Note;
and (ii) in the case of a Fixed Rate
Book-Entry Note issued between a Regular
Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest Payment Dates on Floating Rate
Book-Entry Notes. Except as provided below, unless otherwise specified in the Note, interest on a Floating Rate Book-Entry Note shall be payable: (i) in the case of a Note with a daily or weekly Interest Reset Date, on the third Wednesday of March, June, September and December, (ii) in the case of a Note with a monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and
December, as specified in the Note, (iii) in the case of a Note with a quarterly Interest
Reset Date, on the third Wednesday of March, June, September and December, (iv) in the case of a Note with a semiannual Interest
Reset Date, on the third Wednesday of the two months specified in the Note, (v) in the case of a Note with an annual Interest Reset Date, on the third Wednesday of the month specified in the Note; and (vi) in each case, at maturity. If any Interest Payment Date for any Floating Rate Book-Entry Note would otherwise be a day that is not a Business
Day, such Interest Payment Date shall be postponed to the next day that is a Business
Day, provided that in the case of a LIBOR
Note, if such Business Day is in the next succeeding calendar month, such Interest
Payment Date shall be the immediately
preceding Business Day. In the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment
Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Notice of Interest Payment and Regular Record
Dates.  On the first Business Day of January,
April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first
Business Day.  Promptly after each Interest
Determination Date for Floating Rate
Book-Entry Notes, The Bank of New York, in such capacity as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest
Determination Date.

Calculation of
Interest:

Fixed Rate Book-Entry Notes.  Interest on
Fixed Rate Book-Entry Notes (including
interest for partial periods) will be
calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes.  Unless
otherwise specified in the Note, with respect to a Floating Rate Book-Entry Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate
Book-Entry Note (or, in the case of a
Currency Indexed Note, unless otherwise
specified in an Annex, the Face Amount (as defined below) of such Currency Indexed Note) by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Reset Period or from the last date from which accrued interest is being calculated. Unless otherwise specified in the Note, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of a Commercial Paper Rate Note, CD Rate Note,
Federal Funds Rate Note, LIBOR Note and Prime
Rate Note, or by the actual number of days in the year, in the case of a Treasury Rate
Note.

Payments of
Principal and
Interest:

Payment of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following
Interest Payment Date (other than an
Interest Payment Date coinciding with
Stated Maturity) and the total of such
amounts.  DTC will confirm the amount
payable on each Global Security on such
Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's
Corporation.  The Company will pay to
the Trustee, as paying agent, the total
amount of interest due on such Interest
Payment Date (other than at Stated
Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment."

Payments at Stated Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Global Security maturing (on Stated Maturity or Redemption
Date or otherwise) in the following month.
The Trustee, the Company and DTC will confirm the amounts of such principal, interest and premium, if any, payments with respect to each such Global Security on or about the fifth Business Day preceding the Stated
Maturity, Redemption Date or other maturity date, as the case may be, of such Global
Security.  On or before Stated Maturity,
Redemption Date or other maturity date, as the case may be, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest and premium, if any, due at such Stated Maturity, Redemption Date or other maturity date, as the case may be. The
Trustee will pay such amount to DTC at
the times and in the manner set forth below under "Manner of Payment." Promptly after payment to DTC of the principal, interest and premium, if any, due at the Stated Maturity, Redemption Date or other maturity date, as the case may be, of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, BoNY will deliver to the Trustee a written statement indicating the total principal amount of Outstanding Global
Securities as of the immediately preceding
Business Day.

Manner of Payment.  The total amount of
principal, interest and premium, if any, due on Global Securities on any Interest Payment
Date or at the Stated Maturity, Redemption
Date or other maturity date, as the case may be, shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company with the Trustee or by wire transfer to the Trustee. The Company will confirm any such instructions in writing to the Trustee.
Prior to 10 A.M. (New York City time) on the day of the Stated Maturity, Redemption Date or other maturity date, as the case may be, or as soon as possible thereafter, the Trustee will pay by separate wire transfer
(using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon and the premium, if any) due on a Global Security on such date. On each Interest Payment Date (other than at the
Stated Maturity, Redemption Date or other maturity date, as the case may be), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry
Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Rate Setting
and Posting:

The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Orders:

Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone of all orders to purchase
Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry
Notes and may reject any such orders in whole or in part.

Preparation of
Pricing
Supplement:

If any order to purchase a Book-Entry
Note is accepted by or on behalf of
the Company, the Company will prepare a
pricing supplement (a "Pricing Supplement") reflecting the terms of such Book-Entry Note and will arrange to have such Pricing
Supplement filed with the Commission in
accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent").
The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements
(other than those retained for files) will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:

Subject to the Company's representations, warranties and covenants contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry
Notes. Upon receipt of at least twelve hours prior notice from the Company, the Agents will suspend solicitation until such time as the Company has advised them that such solicitation may be resumed. Notwithstanding the foregoing, if, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will instruct the Agents to suspend the solicitation of orders to purchase Book-Entry
Notes and the Agents will immediately suspend solicitation and cease using the Prospectus as then supplemented.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and BoNY whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate
Pricing Supplement, may be delivered in
connection with the settlement of such
orders.  The Company will have the sole
responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and BoNY with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For
Rate Changes:

When the Company has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only
"indications of interest" may be recorded.
Within two Business Days after any sale of Book-Entry Notes, the Company will file with the Securities and Exchange Commission a Pricing Supplement to the Prospectus relating to such Book-Entry Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing
Supplement to the Agents.

Delivery of
Prospectus:

A copy of the Prospectus and a Pricing
Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry
Note, confirmation of the purchase of
such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing
Supplement setting forth the terms in
effect when the order was placed. Subject to "Suspension of Solicitation;
Amendment or Supplement" above, the
Presenting Agent will deliver a
Prospectus and Pricing Supplement as
herein described with respect to each
Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:

For each order to purchase a Book-Entry Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry
Note and the authentication and issuance of the Global Security representing such
Book-Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the fifth Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next
Business Day following the date of sale.

Settlement
Procedures:

Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

A.                       The Presenting Agent will advise the
                         Company by telephone of the following
                         settlement information:

                         1.   Principal amount.

                         2.   Stated Maturity.

                         3.   Final Maturity.

                         4.   Original Issue Date.

                         5.   Interest Accrual Date.

                         6.   In the case of a Fixed Rate
                              Book-Entry Note, the interest rate
                              and amortization provisions, if
                              any, or, in the case of a Floating
                              Rate Book-Entry Note, whether such
                              Note is a Regular Floating Rate
                              Note, a Floating Rate/Fixed Rate
                              Note or an Inverse Floating Rate
                              Note, the Base Rate, Fixed Interest
                              Rate, if any, Fixed Rate
                              Commencement Date, if any, Initial
                              Interest Rate (if known at such
                              time), Index Maturity, Interest
                              Reset Period, Interest Reset Dates,
                              Spread and/or Spread Multiplier (if
                              any), Minimum Interest Rate (if
                              any) and Maximum Interest Rate (if
                              any), and in the case of an Indexed
                              Note (as defined in the
                              Prospectus), the specific terms
                              thereof, and in the case of a Dual
                              Currency Note (as defined in the
                              Prospectus), the specific terms
                              thereof.

                         7.   Interest Payment Dates and the
                              period for which interest accrues.

                         8.   Specified Currency and whether the
                              option to elect payment in a
                              Specified Currency applies and if
                              the Specified Currency is a Foreign
                              Currency, the authorized
                              denominations.

                         9.   Repayment provisions, if any.

                         10.  Reset provisions, if any.

                         11.  Extension provisions, if any.

                         12.  Redemption provisions, if any.

                         13.  Settlement date.

                         14.  Issue Price.

                         15.  Presenting Agent's commission,
                              determined as provided in Section 2
                              of the Agency Agreement.

                         16.  Whether such Book-Entry Note is
                              issued at an original issue
                              discount and, if so, the total
                              amount of OID, the yield to
                              maturity and the initial accrual
                              period OID.

B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number, the name of the Presenting Agent and any other information which is required to be added to the Note. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable.

C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation, Interactive Data Corporation (which is DTC's pricing vendor) and the Presenting Agent):

                         1.   The information set forth in
                              Settlement Procedure "A".

                         2.   Identification as a Fixed Rate
                              Book-Entry Note or a Floating Rate
                              Book-Entry Note.

                         3.   Initial Interest Payment Date for
                              such Book-Entry Note, number of
                              days by which such date succeeds
                              the related Regular Record Date and
                              amount of interest payable on such
                              Interest Payment Date.

                         4.   The period for which interest
                              accrues.

                         5.   CUSIP number of the Global Security
                              representing such Book-Entry Note.

                         6.   Whether such Global Security will
                              represent any other Book-Entry Note
                              (to the extent known at such time).

                         7.   The numbers of participant accounts
                              maintained by DTC on behalf of the
                              Agents and the Trustee.

D. To the extent the Company has not already done so, the Company will deliver to the Trustee an executed Global Security in a form that has been approved by the Company, the Agents and the Trustee.

E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

F.                       DTC will credit such Book-Entry Note to
                         the Trustee's participant account at
                         DTC.

G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) BoNY is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between BoNY and DTC.

H. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and
                         (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G", wire transfer to the account of the Company maintained at The Chase Manhattan Bank, N.A.,
                         New York, New York, funds available for
                         immediate use in the amount transferred
                         to the Trustee in accordance with
                         Settlement Procedure "G".

K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.
Settlement
Procedures
Timetable:

For orders of Book-Entry Notes solicited by any Agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement
Procedures "A" through "K" set forth
above shall be completed as soon as
possible but not later than the
respective times (New York City time) set forth below:

                    Settlement
                    Procedure                  Time

                         A         11:00 A.M.  on the sale date
                         B         12:00 Noon  on the sale date
                         C         2:00 P.M.   on the sale date
                         D         3:00 P.M.   on the day before
                                               settlement
                         E         9:00 A.M.   on settlement date
                         F         10:00 A.M.  on settlement date
                         G-H       2:00 P.M.   on settlement date
                         I         4:45 P.M.   on settlement date
                         J-K       5:00 P.M.   on settlement date

If a sale is to be settled more than one
Business Day after the sale date, Settlement
Procedures "A", "B" and "C" shall be
completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first
Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement; date, respectively. If the initial interest rate for a Floating Rate
Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business
Day before the settlement date.  Settlement
Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is
rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant
Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to
Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's
Participant Terminal System, as soon as
practicable, a withdrawal message instructing
DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry
Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture, will so advise the Company and will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global
Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry
Notes with respect to which the withdrawal message is processed and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry
Notes previously represented by the
surrendered Global Security and shall bear the CUSIP number of the surrendered Global
Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant
Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any
failure to settle with respect to a
Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement
Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global
Security and will make appropriate
entries in its records.

Trustee Not to
Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or any purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:

Upon the reasonable request of the Agents, the Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate
Book-Entry Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

Payment of
Expenses:

Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by such
Agent during that month that are
reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising
Costs:

The Company will determine with the
Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.

Periodic
Statements from
Trustee:

Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes which the Company has advised the Trustee but which have not yet been settled.


                             PART II

        Administrative Procedures for Certificated Notes

          The Trustee will serve as registrar and transfer agent in connection with the Certificated Notes.

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each
Certificated Note will bear an Original
Issue Date, which will be (i) with
respect to an original Certificated Note
(or any portion thereof), its original
issuance date (which will be the
settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated
Note or in lieu of a destroyed, lost or
stolen Certificated Note, the Original
Issue Date of the predecessor
Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:

Certificated Notes will be issued only in fully registered form without coupons.

Transfers
and/or
Exchanges:

A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in The City of New York of the Trustee. Certificated Notes will be exchangeable for other Certificated
Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:

Each Certificated Note will mature on a date not less than nine months after the settlement date for such Note.

Denominations:

The denomination of any Certificated Note denominated in U.S. dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated
Notes denominated in a Foreign Currency will be specified pursuant to "Settlement
Procedures" below.

Interest:

General.  Interest, if any, on each
Certificated Note will accrue from the
original issue date for the first
interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, interest payments on a Fixed Rate Certificated Note shall be the amount of interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the Interest Payment date or date of maturity, as the case may be;
provided that, if an Interest Payment Date or the maturity date of a Fixed Rate Note that would otherwise fall on a day that is not a Business day is postponed or changed, the interest payable on such date shall accrue to, but exclude, the date that would have been the Interest Payment Date or maturity date had it been a Business Day. Unless otherwise specified therein, interest payments on a Floating Rate Certificated Note
(except a Floating Rate Note on which
interest is reset daily or weekly) shall be the amount of interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the Interest Payment Date or date of maturity, as the case may be;
provided that, if the maturity date of such a Floating Rate Certificated Note that would otherwise fall on a day that is not a Business Day is postponed or changed, the interest payable on such date shall accrue to, but exclude, the date that would have been the maturity date had it been a Business
Day.  In the case of a Floating Rate
Certificated Note on which interest is reset daily or weekly, interest payments shall be, unless otherwise specified therein, the amount of interest accrued from and including the Original Issue Date or from and including the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at maturity, the interest payable shall include interest accrued to, but excluding, the maturity date. Interest payable at the Stated Maturity of a Certificated Note or upon earlier redemption or repayment will be payable to the Person to whom the principal of such Note is payable.

Regular Record Dates.  Unless otherwise
specified in the Note, the Regular Record
Dates with respect to any Interest Payment
Date shall be the date fifteen calendar days immediately preceding such Interest Payment
Date.

Interest Payment Dates on Fixed Rate
Certificated Notes.  Unless otherwise
specified in the Note, interest payments on Fixed Rate Certificated Notes (other than
Amortizing Certificated Notes) will be made semiannually on March 15 and September 15 of each year and at maturity. Principal and interest payments on Amortizing Certificated
Notes will be made semiannually on March 15 and September 15 of each year or quarterly on March 15, June 15, September 15 and December
15 of each year and at maturity.
Notwithstanding the foregoing, (i) if an Interest Payment Date for a Fixed Rate
Certificated Note would otherwise be a day that is not a Business Day with respect to such Fixed Rate Certificated Note, such
Interest Payment Date will be postponed to the next day that is a Business Day with respect to such Fixed Rate Certificated Note;
and (ii) in the case of a Fixed Rate
Certificated Note issued between a Regular
Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest Payment Dates on Floating Rate
Certificated Notes.  Except as provided
below, unless otherwise specified in the Note, interest on a Floating Rate
Certificated Note shall be payable: (i) in the case of a Note with a daily or weekly
Interest Reset Date, on the third Wednesday of March, June, September and December, (ii) in the case of a Note with a monthly Interest
Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the Note, (iii) in the case of a Note with a quarterly Interest Reset Date, on the third
Wednesday of March, June, September and
December, (iv) in the case of a Note with a semiannual Interest Reset Date, on the third
Wednesday of the two months specified in the Note, (v) in the case of a Note with an annual Interest Reset Date, on the third
Wednesday of the month specified in the Note;
and (vi) in each case, at maturity. If any Interest Payment Date for any Floating Rate
Certificated Note would otherwise be a day that is not a Business Day, such Interest
Payment Date shall be postponed to the next day that is a Business Day, provided that in the case of a LIBOR Note, if such Business
Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. In the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment
Date following the next succeeding Regular
Record Date.

Calculation of
Interest:

Fixed-Rate Certificated Note.
Interest on Fixed Rate Certificated Notes
(including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificated Notes.
Unless otherwise specified in the Note, with respect to a Floating Rate Certificated Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Certificated Note (or, in the case of a Currency Indexed Note, unless otherwise specified in an Annex, the Face
Amount (as defined below) of such Currency
Indexed Note) by an accrued interest factor.
Such accrued interest factor shall be
computed by adding the interest factors
calculated for each day in the Interest Reset
Period or from the last date from which
accrued interest is being calculated. Unless otherwise specified in the Note, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of a Commercial Paper
Rate Note, CD Rate Note, Federal Funds Rate
Note, LIBOR Note and Prime Rate Note, or by the actual number of days in the year, in the case of a Treasury Rate Note.

Payments of
Principal and
Interest:

The Trustee will pay the principal amount of each Certificated Note at Stated Maturity upon presentation of such Certificated Note to the Trustee. Such payment, together with payment of interest due at Stated Maturity of such Certificated Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Certificated Note. Certificated Notes presented to the Trustee at Stated
Maturity for payment will be canceled by the Trustee in accordance with the Indenture. All interest payments on a Certificated Note (other than interest due at Stated Maturity) will be made by check drawn on (or another Person appointed by) the Trustee and mailed by the Trustee to the Person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of $10,000,000 (or the equivalent thereof in a Foreign Currency) or more of Certificated Notes of the same series with similar tenor and terms will be entitled to receive payment by wire transfer in U.S.
dollars, provided such holder furnishes the Trustee with appropriate wire transfer instructions prior to each Regular Record
Date.  Following each Regular Record Date and
Special Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment
Date for each Certificated Note and in total for all Certificated Notes. Interest at Stated Maturity will be payable to the Person to whom the payment of principal is payable.
The Trustee will provide monthly to the
Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing (on Stated
Maturity or Redemption Date or otherwise) in the next month.

The Trustee will be responsible for
withholding taxes on interest paid on
Certificated Notes as required by applicable law.

Procedure for
Rate Setting
and Posting:

The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and
Rejection of
Orders:

Unless otherwise instructed by the
Company, each Agent will advise the
Company promptly by telephone of all
orders to purchase Certificated Notes
received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.
Unless otherwise agreed by the Company
and the Agents, the Company has the sole right to accept orders to purchase
Certificated Notes and may reject any such orders in whole or in part.

Preparation of
Pricing
Supplement:

If any order to purchase a Certificated
Note is accepted by or on behalf of the
Company, the Company will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Certificated
Note and will arrange to have such Pricing
Supplement filed with the Commission in
accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent").
The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements
(other than those retained for files), will be destroyed.

Suspension of
Solicitation;
Amendment or
Supplement:

Subject to the Company's representations, warranties and covenants contained in the Agency Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase
Certificated Notes. Upon receipt of at least twelve hours prior notice from the Company, the Agents will suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.
Notwithstanding the foregoing, if, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will instruct the Agents to suspend the solicitation of orders to purchase
Certificated Notes and the Agents will
immediately suspend solicitation and cease using the Prospectus as then supplemented.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate
Pricing Supplement, may be delivered in
connection with the settlement of such
orders.  The Company will have the sole
responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency
Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The
Company will provide the Agents and the
Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule
424(b).

Procedure for
Rate Changes:

When the Company has determined to change the interest rates of Certificated Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only
"indications of interest" may be recorded.
Within two Business Days after any sale of Notes, the Company will file with the Securities and Exchange Commission a Pricing
Supplement to the Prospectus relating to such Notes that reflects the applicable interest rates and other terms and will deliver copies of such Pricing Supplement to the Agents.

Delivery of
Prospectus:

A copy of the Prospectus and a Pricing
Supplement relating to a Certificated Note must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated
Note is placed and the time written
confirmation thereof is sent by the
Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of
Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated
Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

Confirmation:

For each order to purchase a Certificated
Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting
Agent will issue a confirmation to the
purchaser, with a copy to the Company,
setting forth the details set forth above and delivery and payment instructions.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the Presenting Agent and the Presenting
Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement".
All orders accepted by the Company will be settled on the fifth Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement
Procedures:

Settlement Procedures with regard to
each Certificated Note sold by the Company through any Agent, as agent, shall be as follows:

A.                       The Presenting Agent will advise the
                         Company by telephone of the following
                         settlement information:

                         1.   Name in which such Certificated
                              Note is to be registered
                              ("Registered Owner").

                         2.   Address of the Registered Owner and
                              address for payment of principal
                              and interest.

                         3.   Taxpayer identification number of
                              the Registered Owner (if
                              available).

                         4.   Principal amount.

                         5.   Stated Maturity.

                         6.   Final Maturity.

                         7.   Original Issue Date.

                         8.   Interest Accrual Date.

                         9.   In the case of a Fixed Rate
                              Certificated Note, the interest
                              rate and amortization provisions,
                              if any, or, in the case of a
                              Floating Rate Certificated Note,
                              whether such Note is a Regular
                              Floating Rate Note, a Floating
                              Rate/Fixed Rate Note or an Inverse
                              Floating Rate Note, the Base Rate,
                              Fixed Interest Rate, if any, Fixed
                              Rate Commencement Date, if any,
                              Initial Interest Rate (if known at
                              such time), Index Maturity,
                              Interest Reset Period, Interest
                              Reset Dates, Spread and/or Spread
                              Multiplier (if any), Minimum
                              Interest Rate (if any) and Maximum
                              Interest Rate (if any), and in the
                              case of an Indexed Note (as defined
                              in the Prospectus), the specific
                              terms thereof, and in the case of a
                              Dual Currency Note (as defined in
                              the Prospectus), the specific terms
                              thereof.

                         10.  Interest Payment Dates and the
                              period for which interest accrues.

                         11.  Specified Currency and whether the
                              option to elect payment in a
                              Specified Currency applies and if
                              the Specified Currency is not U.S.
                              dollars, the authorized
                              denominations.

                         12.  Repayment provisions, if any.

                         13.  Reset provisions, if any.

                         14.  Extension provisions, if any.

                         15.  Redemption provisions, if any.

                         18.  Settlement date.

                         17.  Issue Price (including currency).

                         18.  Presenting Agent's commission,
                              determined as provided in Section 2
                              of the Agency Agreement.

                         19.  Whether such  Certificated Note is
                              issued at an original issue
                              discount, and, if so, the total
                              amount of OID, the yield to
                              maturity and the initial accrual
                              period OID.

B. The Company will advise the Trustee by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above, the name of the Presenting Agent and any other information which is required to be added to the Note.

C. The Company will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by Company, the Agents and the Trustee:

                         1.   Certificated Note with customer
                              confirmation.

                         2.   Stub One -- For Trustee.

                         3.   Stub Two -- For Agent.

                         4.   Stub Three -- For the Company.

D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Presenting Agent, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgement of receipt. The Presenting Agent will give instructions to the Trustee for payment to the account of the Company at The Chase Manhattan Bank, N.A., New York, New York in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Presenting Agent's commission. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

E. The Presenting Agent will deliver such Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

F.                       The Trustee will send Stub Three to the
                         Company by first-class mail.
Settlement
Procedure
Timetable:

For orders of Certificated Notes solicited by any Agent, as agent, and accepted by the Company, Settlement Procedures "A" through
"F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                    Settlement
                    Procedure                 Time

                         A         2:00 P.M. on the business day
                                             before settlement
                         B-C       3:00 P.M. on the business day
                                             before settlement
                         D         2:15 P.M. on settlement date
                         E         3.00 P.M. on settlement date
                         F         5:00 P.M. on settlement date

Failure to
Settle:

If a purchaser fails to accept delivery
of and make payment for any Certificated
Note, the Presenting Agent will notify
the Company and the Trustee by telephone and return such Certificated Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting
Agent an amount equal to the amount
previously credited to the account of the Company in respect of such Certificated Note.
Such wire transfer will be made on the
settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture, will so advise the Company and will make appropriate entries in its records.

Trustee Not to
Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Agents or any purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agents or any purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of
Signatures:

Upon the reasonable request of the Agents, the Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate
Certificated Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of
Expenses:

Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency
Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Advertising
Costs:

The Company will determine with the Agents the amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company.

Periodic
Statements from
Trustee:

Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Certificated Notes Outstanding as of that date and setting forth a brief description of any sales of Certificated
Notes which the Company has advised the
Trustee but which have not yet been settled.



                                               EXHIBIT B

                  NYNEX CAPITAL FUNDING COMPANY

                   Medium-Term Notes, Series B

           Due Nine Months or More from Date of Issue

                         TERMS AGREEMENT



Attention:                                   ___________ __, 199_

          Subject in all respects to the terms and conditions of the Selling Agency Agreement (the "Agreement") dated March 3, 1994, among Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Special Securities Inc.), J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, and you, the undersigned agrees to purchase the following Notes of ____________________:

Aggregate Principal Amount:        $

Specified Currency

[Denominated and
Indexed Currency]

[applicable Index]

Interest Rate:

Date of Stated Maturity:

Interest Payment Dates:

Regular Record Dates:

Discount:                          % of Principal Amount

Purchase Price:                    % of Principal Amount [plus
                                   accrued interest from
                                   _________, 199_]

Purchase Date and Time:

Place for Delivery of Notes
and Payment Therefor:

Method of Payment:

Modification, if any, in
the requirements to
deliver the documents
specified in Section 6(b)
of the Agreement:

Period during which additional
Notes may not be sold pursuant
to Section 4(m) of the Agreement:

                                   (Purchaser]

                                   By:

Accepted:

By:



Title: